Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES IMPROVED FOURTH QUARTER RESULTS

CLEVELAND (April 17, 2008) – American Greetings Corporation (NYSE: AM) today announced its results for the fourth quarter and fiscal year ended February 29, 2008.

Fourth Quarter Results

For the fourth quarter of fiscal 2008, the Company reported total revenue of $493.2 million, pre-tax income from continuing operations of $12.7 million, and income from continuing operations of $15.6 million or 31 cents per share (all per-share amounts assume dilution).

In the prior year’s fourth fiscal quarter, the Company reported total revenue of $495.9 million, a pre-tax loss from continuing operations of $6.9 million, and a loss from continuing operations of $9.8 million or 18 cents per share. In the prior period, the Company sold its candle product lines and recorded a pre-tax loss of $16 million or approximately 18 cents per share within continuing operations. Also in the prior period, the Company incurred exit costs in connection with the closure of 60 of its retail stores resulting in a pre-tax loss of $6.5 million or approximately 7 cents per share.

Full Year Results

For the fiscal year ended February 29, 2008, the Company reported total revenue of $1,776.5 million, pre-tax income from continuing operations of $124.0 million, and income from continuing operations of $83.3 million or $1.53 per share.

For the prior fiscal year ended February 28, 2007, the Company reported total revenue of $1,794.3 million, pre-tax income from continuing operations of $65.4 million, and income from continuing operations of $39.9 million or 67 cents per share. Included in these results are a pre-tax loss on the sale of the Company’s candle product lines of $16 million or approximately 16 cents per share, a pre-tax loss associated with the closure of 60 stores within the retail operations segment of $6.5 million or approximately 7 cents per share, and a pre-tax gain of $20 million or approximately 20 cents per share as a result of retailer consolidations and the effect the consolidations had on several long-term supply agreements between the Company and the affected retailers.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “I am pleased that we were able to achieve earnings within our forecasted range and exceed our cash flow guidance. Our strong cash flow allowed us to make two acquisitions in the digital photo space, repurchase shares, and raise the dividend this past year.” Weiss added, “While we are expecting a more challenging economy, in fiscal 2009 we are projecting earnings per share increasing to between $1.60 and $1.85, and cash flow from operating activities less capital expenditures between $60 million and $80 million.”

Financing Activities

The Company purchased 4.7 million shares of its common stock for $97.3 million during the fourth quarter of fiscal 2008. During the fiscal year, the Company repurchased a total of 6.7 million shares for a total of $149.1 million under two share repurchase programs. The Company has reduced its total share count by about 40% over the past three years.

Conference call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.8 billion. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release, including those under “Management Comments and Outlook,” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers;

•	the Company’s ability to successfully implement its strategy to invest in its core greeting card business;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully integrate acquisitions;

•	the ability to successfully implement, or achieve the desired benefits associated with any information systems refresh the Company may implement;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the Company’s ability to comply with its debt covenants;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the public’s acceptance of online greetings and other social expression products, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED FEBRUARY 29, 2008

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
Net sales	$471,875	$472,969	$1,730,784	$1,744,798
Other revenue	21,358	22,955	45,667	49,492

Total revenue	493,233	495,924	1,776,451	1,794,290

Material, labor and other production costs	233,262	233,559	780,771	826,791
Selling, distribution and marketing expenses	176,778	176,493	621,478	627,940
Administrative and general expenses	67,261	68,179	246,722	253,035
Goodwill impairment	—	2,196	—	2,196
Other operating (income) expense—net	(518)	15,711	(1,325)	(5,252)

Operating income (loss)	16,450	(214)	128,805	89,580

Interest expense	5,575	7,962	20,006	34,986
Interest income	(1,903)	(1,401)	(7,758)	(8,135)
Other non-operating expense (income)—net	67	130	(7,411)	(2,682)

Income (loss) from continuing operations before income tax (benefit) expense	12,711	(6,905)	123,968	65,411
Income tax (benefit) expense	(2,851)	2,886	40,648	25,473

Income (loss) from continuing operations	15,562	(9,791)	83,320	39,938

(Loss) income from discontinued operations, net of tax	—	(2,432)	(317)	2,440

Net income (loss)	$15,562	$(12,223)	$83,003	$42,378

Earnings (loss) per share—basic:
Income (loss) from continuing operations	$0.31	$(0.18)	$1.54	$0.69
(Loss) income from discontinued operations	—	(0.04)	(0.01)	0.04

Net income (loss)	$0.31	$(0.22)	$1.53	$0.73

Earnings (loss) per share—assuming dilution:
Income (loss) from continuing operations	$0.31	$(0.18)	$1.53	$0.67
(Loss) income from discontinued operations	—	(0.04)	(0.01)	0.04

Net income (loss)	$0.31	$(0.22)	$1.52	$0.71

Average number of common shares outstanding	50,895,638	56,035,238	54,236,961	57,951,952

Average number of common shares outstanding—assuming dilution	50,972,834	56,035,238	54,506,048	62,392,794

Dividends declared per share	$0.10	$0.08	$0.40	$0.32

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDED FEBRUARY 29, 2008

(In thousands of dollars)

	(Unaudited)
	February 29, 2008	February 28, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$123,500	$144,713
Trade accounts receivable, net	61,902	104,000
Inventories	216,671	182,618
Deferred and refundable income taxes	72,280	135,379
Assets of businesses held for sale	—	2,810
Prepaid expenses and other	195,017	227,496

Total current assets	669,370	797,016

GOODWILL	285,072	224,105
OTHER ASSETS	420,219	419,071
DEFERRED AND REFUNDABLE INCOME TAXES	133,762	52,869

Property, plant and equipment—at cost	974,073	944,646
Less accumulated depreciation	678,068	659,493

PROPERTY, PLANT AND EQUIPMENT—NET	296,005	285,153

	$1,804,428	$1,778,214

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Debt due within one year	$42,790	$—
Accounts payable	123,713	118,250
Accrued liabilities	79,345	80,389
Accrued compensation and benefits	68,669	61,192
Income taxes payable	29,037	26,386
Liabilities of businesses held for sale	—	674
Other current liabilities	108,867	84,897

Total current liabilities	452,421	371,788

LONG-TERM DEBT	200,518	223,915
OTHER LIABILITIES	181,720	163,623
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	26,358	6,314

SHAREHOLDERS' EQUITY
Common shares—Class A	45,324	50,839
Common shares—Class B	3,434	4,283
Capital in excess of par value	445,696	414,859
Treasury stock	(872,949)	(710,414)
Accumulated other comprehensive income (loss)	21,244	(1,013)
Retained earnings	1,300,662	1,254,020

Total shareholders' equity	943,411	1,012,574

	$1,804,428	$1,778,214

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED FEBRUARY 29, 2008

(In thousands of dollars)

	(Unaudited) Year Ended
	February 29, 2008	February 28, 2007
OPERATING ACTIVITIES:
Net income	$83,003	$42,378
Loss (income) from discontinued operations	317	(2,440)

Income from continuing operations	83,320	39,938
Adjustments to reconcile to net cash provided by operating activities:
Goodwill impairment	—	2,196
Net loss on disposal of fixed assets	961	1,726
Loss on extinguishment of debt	—	5,055
Loss on disposal of product lines	—	15,969
Depreciation and amortization	48,535	49,412
Deferred income taxes	(7,562)	(16,277)
Other non-cash charges	9,303	13,891
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Decrease in trade accounts receivable	41,758	42,206
(Increase) decrease in inventories	(28,456)	22,227
Decrease (increase) in other current assets	27,970	(36,082)
Decrease in deferred costs—net	53,438	128,752
Increase in accounts payable and other liabilities	18,934	553
Other—net	(4,664)	(4,836)

Cash Provided by Operating Activities	243,537	264,730

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	692,985	1,026,280
Purchases of short-term investments	(692,985)	(817,540)
Property, plant and equipment additions	(56,623)	(41,716)
Cash payments for business acquisitions, net of cash acquired	(76,338)	(13,122)
Cash receipts related to discontinued operations	4,283	12,559
Proceeds from sale of fixed assets	3,104	4,847
Other—net	—	6,160

Cash (Used) Provided by Investing Activities	(125,574)	177,468

FINANCING ACTIVITIES:
Increase in long-term debt	—	200,000
Reduction of long-term debt	—	(440,588)
Net increase in short-term debt	20,100	—
Sale of stock under benefit plans	27,156	6,834
Purchase of treasury shares	(172,328)	(257,817)
Dividends to shareholders	(21,803)	(18,418)
Debt issuance costs	—	(8,533)

Cash Used by Financing Activities	(146,875)	(518,522)

DISCONTINUED OPERATIONS:
Cash (used) provided by operating activities from discontinued operations	(59)	1,283
Cash provided by investing activities from discontinued operations	—	1,634

Cash (Used) Provided by Discontinued Operations	(59)	2,917

EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,758	4,507

DECREASE IN CASH AND CASH EQUIVALENTS	(21,213)	(68,900)
Cash and Cash Equivalents at Beginning of Year	144,713	213,613

Cash and Cash Equivalents at End of Year	$123,500	$144,713

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDED FEBRUARY 29, 2008

(In thousands of dollars)

	(Unaudited)
	Quarter Ended		Year Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
Total Revenue:
North American Social Expression Products	$286,443	$297,452	$1,178,961	$1,206,361
Intersegment items	(13,204)	(11,995)	(54,736)	(59,806)
Exchange rate adjustment	1,099	(579)	5,417	(254)

Net	274,338	284,878	1,129,642	1,146,301

International Social Expression Products	86,010	70,826	285,658	279,845
Exchange rate adjustment	7,710	3,412	25,668	1,885

Net	93,720	74,238	311,326	281,730

Retail Operations	74,293	82,235	190,149	207,441
Exchange rate adjustment	3,660	(554)	7,200	(255)

Net	77,953	81,681	197,349	207,186

AG Interactive	22,087	23,196	78,051	85,347
Exchange rate adjustment	665	25	664	101

Net	22,752	23,221	78,715	85,448

Non-reportable segments	24,522	31,857	59,356	73,441

Unallocated	(52)	49	63	184

	$493,233	$495,924	$1,776,451	$1,794,290

Segment Earnings (Loss):
North American Social Expression Products	$24,066	$21,968	$216,354	$204,079
Intersegment items	(9,864)	(8,592)	(41,067)	(42,717)
Exchange rate adjustment	(419)	(216)	1,941	(87)

Net	13,783	13,160	177,228	161,275

International Social Expression Products	10,738	2,286	22,208	9,434
Exchange rate adjustment	1,064	225	2,528	259

Net	11,802	2,511	24,736	9,693

Retail Operations	10,616	5,013	(4,482)	(16,415)
Exchange rate adjustment	746	(23)	829	(22)

Net	11,362	4,990	(3,653)	(16,437)

AG Interactive	(2,344)	315	6,323	5,813
Exchange rate adjustment	134	(22)	132	(39)

Net	(2,210)	293	6,455	5,774

Non-reportable segments	1,181	4,837	3,779	11,852

Unallocated	(22,704)	(32,643)	(83,939)	(106,544)
Exchange rate adjustment	(503)	(53)	(638)	(202)

Net	(23,207)	(32,696)	(84,577)	(106,746)

	$12,711	$(6,905)	$123,968	$65,411